Exhibit g(1)(d)

EXHIBIT 1
CUSTODIAN SERVICES AGREEMENT

PF AIM Blue Chip Fund
PF AIM Aggressive Growth Fund
PF Goldman Sachs Short Duration Bond Fund
PF INVESCO Health Sciences Fund
PF INVESCO Technology Fund
PF Janus Growth LT Fund
PF Lazard International Value Fund
PF MFS International Large-Cap Fund (formerly called Global Growth)
PF PIMCO Inflation Managed Fund
PF PIMCO Managed Bond Fund
PF Pacific Life Money Market Fund
PF Putnam Equity Income Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund (formerly called Strategic Value)
PF Van Kampen Mid-Cap Growth Fund
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS

By:	/s/ DIANE N. LEDGER

Name:	Diane N. Ledger
Title:	Vice President & Assistant Secretary

PFPC TRUST COMPANY

By:	/s/ EDWARD A. SMITH III

Name:	Edward A. Smith III
Title:	Vice President

Effective: December 31, 2003